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                                                                  EXECUTION COPY

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                                CREDIT AGREEMENT

                           Dated as of August 23, 1996

                                     between

                      PEGASUS POLYMERS INTERNATIONAL INC.,

                                   as Borrower

                                       and

                                 CITIBANK, N.A.,

                                    as Lender


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                                TABLE OF CONTENTS

                                                                          Page

                                    ARTICLE I
                                   DEFINITIONS

      1.01.  Certain Defined Terms.........................................  1
      1.02.  Computation of Time Periods...................................  8
      1.03.  Accounting Terms..............................................  8
      1.04.  Other Definitional Provisions.................................  8
      1.05.  Other Terms...................................................  8
      1.06.  Payments by the Borrower......................................  8

                                   ARTICLE II
                           AMOUNTS AND TERMS OF LOANS

      2.01.  The Revolving Credit Facility.................................  9
      2.02.  Evidence of Indebtedness...................................... 10
      2.03.  Authorized Officers and Agents................................ 11

                                   ARTICLE III
                            PAYMENTS AND PREPAYMENTS

      3.01.  Prepayments; Reductions in Commitment......................... 11
      3.02.  Payments...................................................... 12
      3.03.  Taxes......................................................... 13
      3.04.  Increased Capital............................................. 14

                                   ARTICLE IV
                                    INTEREST

      4.01.  Interest on the Loans and Other Obligations................... 14
      4.02.  Special Provisions Governing Fixed Rate Loans................. 17
      4.03.  Fees.......................................................... 20

                                    ARTICLE V
                               CONDITIONS TO LOANS

      5.01.  Conditions Precedent to the Initial Loan...................... 21
      5.02.  Conditions Precedent to Each Loan............................. 22

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

       6.01.  Representations and Warranties of the Borrower............... 23

                                   ARTICLE VII
                            COVENANTS OF THE BORROWER
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                                       -ii-                               Page

       7.01.  Affirmative Covenants........................................ 24
       7.02.  Negative Covenants........................................... 25

                                  ARTICLE VIII
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

      8.01.  Events of Default............................................. 26
      8.02.  Rights and Remedies; Acceleration and Termination............. 28
      8.03.  Rights and Remedies; Conversion of Currencies................. 28

                                   ARTICLE IX
                                  MISCELLANEOUS

      9.01.  Assignments................................................... 29
      9.02.  Expenses...................................................... 30
      9.03.  Indemnity..................................................... 31
      9.04.  Setoff........................................................ 32
      9.05.  Amendments and Waivers........................................ 32
      9.06.  Notices....................................................... 32
      9.07.  Survival of Warranties and Agreements......................... 33
      9.08.  Failure or Indulgence Not Waiver; Remedies Cumulative......... 33
      9.09.  Marshalling; Payments Set Aside............................... 33
      9.10.  Severability.................................................. 34
      9.11.  Headings...................................................... 34
      9.12.  Governing Law................................................. 34
      9.13.  Successors and Assigns........................................ 34
      9.14.  Counterparts; Effectiveness; Inconsistencies.................. 34
      9.15.  Confidentiality............................................... 34
      9.16.  Judgment Currency............................................. 35
      9.17.  Entire Agreement.............................................. 35
      9.18.  Intercreditor Agreement....................................... 35
      9.19.  Certain Consents and Waivers.................................. 35
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                                      iii

                                    EXHIBITS

Exhibit A         --    Form of Notice of Borrowing
Exhibit B         --    Form of Notice of Continuation/Conversion
Exhibit C         --    Form of Note
Exhibit D         --    Form of Guaranty
Exhibit E         --    Form of Pledge Agreement
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                                       2


                                CREDIT AGREEMENT

            This Credit Agreement dated as of August 23, 1996 (as amended, supplemented or modified from time to time, this "Agreement") is entered into among Pegasus Polymers International Inc., a Connecticut corporation (the "Borrower") and Citibank, N.A. (the "Lender").

                                    ARTICLE I
                                   DEFINITIONS

            1.01. Certain Defined Terms. In addition to the terms defined above, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

            "Affiliate" has the meaning ascribed to that term in the Syndicated Credit Agreement.

            "Applicable Fixed Rate Margin" means, as of any date, 40 basis points per annum.

            "Applicable Floating Rate Margin" means, as of any date, 40 basis points per annum for Floating Rate Loans denominated in any Optional Currency.

            "Applicable Lending Office" means the office of the Lender set forth as such on the signature pages hereof or such other office as the Lender may from time to time specify by written notice to the Borrower.

            "Available Currency" means, with respect to any Loan, the currency in which such Loan is denominated pursuant to the terms hereof.

            "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. ss.ss. 101 et seq.), as amended from time to time, and any successor statute.

            "Borrower" is defined in the preamble.

            "Business Day" means a day, in the applicable local time, which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close (i) in New York, New York and (ii) in London, England.

            "Citibank" means Citibank, N.A., a national banking association.

            "Closing Date" means the initial Funding Date of the Loans.

            "Collateral" has the meaning ascribed to that term in the Pledge Agreement.

            "Commitment" means the commitment of the Lender to make Loans to the Borrower in the aggregate principal amount outstanding not to exceed $20,000,000 on the Closing Date as such amount may be reduced or modified pursuant to this Agreement.

                                Credit Agreement
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                                       3


            "Contaminant" has the meaning ascribed to that term in the Syndicated Credit Agreement.

            "Default" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

            "Disbursement Account" means the disbursement account of the Borrower notified to the Lender from time to time.

            "Dollar Equivalent" means, with respect to any amount denominated in an Available Currency (other than Dollars) on the date of determination thereof, the equivalent of such amount in Dollars determined at the rate of exchange equal to the Spot Rate on such date of determination.

            "Dollars" and "$" mean the lawful money of the United States.

            "Environmental, Health or Safety Requirements of Law" has the meaning ascribed to that term in the Syndicated Credit Agreement.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

            "Event of Default" means any of the occurrences set forth in Section
8.01 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in Section 8.01.

            "Fixed Rate" means, with respect to any Interest Period applicable to Fixed Rate Loans denominated in an Optional Currency, an interest rate per annum equal to the Multicurrency LIBO Rate with respect to such Interest Period and such Optional Currency.

            "Fixed Rate Affiliate" means the Affiliate (if any) of the Lender set forth below the Lender's name under the heading "Fixed Rate Affiliate" on the signature pages hereof or such Affiliate of the Lender as it may from time to time specify by written notice to the Borrower.

            "Fixed Rate Determination Date" means, with respect to an Interest Period for a Fixed Rate Loan, (i) the second Business Day prior to the first day of such Interest Period for such Loan or (ii) in the case of a Fixed Rate Loan denominated in Pounds and maintained in Pounds, the first day of such Interest Period for such Loan.

            "Fixed Rate Interest Payment Date" means (i) with respect to a Fixed Rate Loan, the last day of each Interest Period applicable to such Loan and (ii) with respect to any Fixed Rate Loan having a Interest Period in excess of three
(3) calendar months, the last day of each three (3) calendar month interval during such Interest Period.

            "Fixed Rate Loans" means all Loans outstanding which bear interest at a rate determined by reference to the Fixed Rate applicable to such currency as provided in Section 4.01(a).

                                Credit Agreement
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                                       4


            "Floating Rate" means, for any period applicable to any Floating Rate Loan, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be the Multicurrency Base Rate, in the case of Floating Rate Loans denominated in any Optional Currency, or the U.S. Base Rate (as defined in the Syndicated Credit Agreements) in the case of Floating Rate Loans denominated in Dollars.

            "Floating Rate Loans" means all Loans denominated in an Available Currency which bear interest at a rate determined by reference to the Floating Rate applicable to such currency as provided in Section 4.01(a).

            "Funding Date" means, with respect to any Loan, the date of the funding of such Loan.

            "Governmental Authority" has the meaning ascribed to that term in the Syndicated Credit Agreement.

            "Guarantor" means Polymers International Financial Corporation, a Delaware corporation.

            "Guaranty" has the meaning specified in Section 5.01(d)(iv).

            "Holder" means any Person entitled to enforce any of the Obligations, whether or not such Person holds any evidence of Indebtedness, including, without limitation, the Lender and its Fixed Rate Affiliate.

            "Indebtedness" has the meaning ascribed to that term in the Syndicated Credit Agreement.

            "Indemnified Matter" is defined in Section 9.03.

            "Indemnitee" is defined in Section 9.03.

            "Intercreditor Agreement" means the Agreement dated August 23, 1996 between Citicorp USA, Inc. as agent, Citibank Canada as Canadian agent, Citibank, N.A. as multicurrency lender, H. Muehlstein & Co., Inc., Muehlstein International, Ltd. and Pegasus Polymers International Inc.

            "Interest Period" is defined in Section 4.02(b).

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder.

            "Lender" is defined in the preamble.

            "Lien" has the meaning ascribed to that term in the Syndicated Credit Agreement.

                                Credit Agreement
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                                       5


            "Loan Documents" means this Agreement, the Note, the Guaranty, the Pledge Agreement and the other documents executed or delivered pursuant to
Section 5.01 by any Loan Party.

            "Loan Parties" means the Borrower and the Guarantor.

            "Loans" has the meaning specified in Section 2.01(a).

            "Material Adverse Effect" means a material adverse effect upon (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, (ii) the ability of any of the Loan Parties to perform their respective material obligations under the Loan Documents or (iii) the ability of the Lender to enforce the Loan Documents.

            "Maximum Revolving Credit Amount" means, at any particular time, an amount equal to the lesser of (1) the Commitment in effect at such time and (2) the "Invested Amount" (as defined in the Series 1996-2 Certificate) of the Series 1996-2 Certificate at such time.

            "Multicurrency Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the rate of interest designated and published in London by the principal office of Citibank in London, England as the "base rate" applicable to an Optional Currency, in the case of Floating Rate Loans denominated in such Optional Currency.

            "Multicurrency Facility" means the facility provided by the Lender to make Loans to the Borrower in accordance with the terms and conditions contained in this Agreement.

            "Multicurrency LIBO Rate" means, with respect to any Interest Period applicable to a Fixed Rate Loan denominated in an Optional Currency:

            (i) the interest rate per annum equal to (A) the offered quotations for deposits in the Optional Currency of the relevant Loan for a period comparable to the relevant Interest Period which appears on the Telerate Page 3750 or Telerate Page 3740 (as appropriate) at or about 11:00 a.m. (London time) on the applicable Fixed Rate Determination Date; or (B) if no such interest rate determined under clause (A) is available, the arithmetic mean (rounded upward to the nearest one-sixteenth of one percent (0.0625%)) of the interest rates, as supplied to Citibank at its request, quoted by the "London Reference Banks" to leading banks in the London interbank market at or about 11:00 a.m. (London time) on the applicable Fixed Rate Determination Date for the offering of deposits in the Optional Currency of the relevant Loan for a period comparable to the relevant Interest Period; plus

            (ii) in the case of Fixed Rate Loans denominated in Pounds, the amount (expressed as a percentage) of "associated reserve costs" being imposed by the Bank of England on the relevant Fixed Rate Determination Date. The Multicurrency LIBO Rate shall be adjusted automatically on and as of the effective date of any change in the amount of associated reserve costs so imposed. The Lender shall provide to the Borrower, upon the reasonable request of the Borrower, a reasonably detailed

                                Credit Agreement
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                                       6


      explanation of any associated reserve costs used in the determination of the Multicurrency LIBO Rate.

For the purposes of this definition, "Telerate Page 3750" means the display designated as "Page 3750", and "Telerate Page 3740" means the display designated as "Page 3740" in each case on the Telerate Service (or such other page as may replace Page 3750 or Page 3740, as applicable, on the service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in the Optional Currency concerned).

            "Note" means a note made payable to the Lender evidencing the Borrower's Obligation to repay the Loans, and all amendments thereto, replacements thereof and substitutions therefor.

            "Notice of Borrowing" means a notice substantially in the form of Exhibit A.

            "Notice of Continuation/Conversion" means a notice substantially in the form of Exhibit B.

            "Obligation" means, with respect to the Loan Parties and to the extent arising under the Loan Documents, any payment, performance or other obligation of any Loan Party of any kind, including, without limitation, any liability of such Loan Party on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 8.01(f) or
(g). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document to which such Loan Party is party and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that the Lender, in its sole discretion, may pursuant to any Loan Document elect to pay or advance on behalf of such Loan Party.

            "Optional Currency" means any of the lawful currencies of France, Germany, Italy, Spain or the United Kingdom.

            "Payment Account" means each account of the Lender into which fundings of Loans and payments in respect of Obligations shall be made. The Payment Accounts shall be notified by the Lender to the Borrower from time to time.

            "Pledge Agreement" has the meaning specified in Section 5.01(a)(v).

            "Person" has the meaning ascribed to that term in the Syndicated Credit Agreement.

            "Pounds" means the lawful currency of the United Kingdom.

            "Property" has the meaning ascribed to that term in the Syndicated Credit Agreement as applicable to each Loan Party (rather than to the other Persons referred to in the Syndicated Credit Agreement).

                                Credit Agreement
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                                       7


            "Regulation A" means Regulation A of the Federal Reserve Board as in effect from time to time.

            "Release" has the meaning ascribed to that term in the Syndicated Credit Agreement.

            "Requirements of Law" has the meaning ascribed to that term in the Syndicated Credit Agreement.

            "Responsible Person" means any of the president, any vice president, the chief financial officer, any secretary-treasurer, assistant secretary or assistant treasurer of the Borrower.

            "Revolving Credit Availability" means, at any particular time, the amount by which the Maximum Revolving Credit Amount exceeds the Revolving Credit Obligations outstanding at such time.

            "Revolving Credit Obligations" means, at any particular time, the outstanding principal amount of the Loans at such time. For purposes of determining at any time the amount of Revolving Credit Obligations in respect of any Loan which is denominated in any Available Currency (other than Dollars), such amount shall equal the Dollar Equivalent of the amount of such currency at such time.

            "Series 1996-2 Certificate" means the "Certificate", as defined in the Pledge Agreement.

            "Series 1996-2 Supplement" means the Agreement dated as of August 23, 1996 among Muehlstein Financial Corporation as Transferor, H. Muehlstein & Co., Inc. as Servicer and Bankers Trust Company as Trustee.

            "Spot Rate" means, as of any date of determination with respect to the conversion of an amount in one currency (the "Original Currency") to another currency (the "Other Currency"), the rate of exchange quoted by the Lender (or its Affiliate) in New York, New York (if the Original Currency is Dollars), London, England (if the Original Currency is an Optional Currency), at 11:00 a.m. (New York time or London time, as applicable) on such date of determination (or if no such quote is available on such date, then on the immediately preceeding date on which such quote is available) to prime banks in New York, New York or London, England, as appropriate, for the spot purchase in the foreign exchange market of such city of such amount of the Original Currency with such Other Currency.

            "Subsidiary" has the meaning ascribed to that term in the Syndicated Credit Agreement.

            "Syndicated Credit Agreement" means the Credit Agreement dated as of February 9, 1996 among Muehlstein Holding Corporation, as guarantor, H. Muehlstein & Co., Inc., Pegasus Polymers International Inc., Muehlstein International Ltd. and H. Muehlstein & Co. (Canada) Limited, as borrowers, the lenders and issuing bank parties thereto, Citicorp USA, Inc., as agent, and Citibank Canada, as Canadian agent, as such agreement may be amended, supplemented or otherwise modified, refinanced or replaced from

                                Credit Agreement
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                                       8


time to time.

            "Taxes" is defined in Section 3.03(a).

            "Termination Date" means the earlier to occur of (i) the date of termination of the Commitment pursuant to the terms hereof and (ii) the fourth anniversary of the Closing Date.

            "Uniform Commercial Code" means the Uniform Commercial Code as enacted in the State of New York, as it may be amended from time to time.

            1.02. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

            1.03. Accounting Terms. All accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with generally accepted accounting principles.

            1.04. Other Definitional Provisions. References to the "preamble", "Articles", "Sections", "subsections", and "Exhibits" shall be to the preamble, Articles, Sections, subsections and Exhibits, respectively, of this Agreement unless otherwise specifically provided. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever in any Loan Document a term is defined by reference to the meaning ascribed to such term in the Syndicated Credit Agreement, then such term shall have the meaning ascribed in the Syndicated Credit Agreement as in existence on the date hereof without giving effect to any amendment, supplement or other modification thereto or any refinancing or replacement thereof and irrespective of any repayment or termination thereof, unless otherwise agreed in writing by the parties hereto.

            1.05. Other Terms. All other terms contained herein shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.

            1.06. Payments by the Borrower. Except as expressly set forth herein to the contrary, all payments made by the Borrower in respect of principal and interest on any Loans shall be made in the Optional Currency in which such Loan was made.

                                Credit Agreement
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                                       9


                                   ARTICLE II
                           AMOUNTS AND TERMS OF LOANS

            2.01. The Revolving Credit Facility. (a) Loans. Subject to the terms and conditions set forth herein, the Lender hereby agrees to make revolving loans (each a "Loan") to the Borrower from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount (converted to the Dollar Equivalent thereof) not to exceed at any time outstanding the Revolving Credit Availability at such time, provided, however, at no time shall the aggregate Revolving Credit Obligations owed by the Borrower exceed the Maximum Revolving Credit Amount at such time. Subject to the provisions hereof, the Borrower may repay any outstanding Loan on any day which is a Business Day and any amounts so repaid may be reborrowed, up to the amount available under this Section 2.01(a) at the time of such Loan, until the Termination Date. Each Loan shall be denominated in a single Optional Currency. Each Loan shall be in a minimum amount of the Dollar Equivalent of $500,000 for Floating Rate Loans (and in approximately similar intervals in the applicable Optional Currency in excess thereof) and $1,000,000 for Fixed Rate Loans (and in approximately similar intervals in the applicable Optional Currency in excess thereof). The Borrower shall not request Loans on more than two (2) Business Days during any calendar week (it being agreed and understood that the Borrower may request more than one Loan on any such Business Day) and shall not request Loans in any Optional Currency if, after giving effect to such Loan, the aggregate Dollar Equivalent principal amount of all outstanding Loans denominated in such Optional Currency would equal or exceed the Maximum Revolving Credit Amount.

            (b) Notice of Borrowing. When the Borrower desires to make a Loan under this Section 2.01, it shall deliver to the Lender in a manner specified in
Section 9.06 a signed Notice of Borrowing no later than 11:00 a.m. (London time) at least two (2) Business Days in advance of the proposed Funding Date for such Loan. All Loans made under this Section 2.01 on the Closing Date shall be made initially as Floating Rate Loans and may thereafter be continued as Floating Rate Loans or converted into Fixed Rate Loans in the manner provided in Section 4.01(c). In the case of a Notice of Borrowing delivered in connection with a proposed Loan, the Borrower shall request, within one-half hour prior to the issuance of such Notice of Borrowing, the advice of the Lender as to the Dollar Equivalent of the amount of such Loan, and the Borrower shall specify such amount in such Notice of Borrowing, provided that such advice shall not be deemed to be a prediction or guaranty of the Dollar Equivalent of such amount after the Notice of Borrowing is submitted and shall in no way limit the Borrower's Obligations under this Agreement due to fluctuations in the applicable Available Currency.

            (c) Making of Loans. (i) The Lender shall deposit an amount equal to the Loan requested in any Notice of Borrowing delivered to the Lender pursuant
Section 2.01(b) in the applicable Payment Account in immediately available funds and in the appropriate currency, not later than 12:00 noon (London time) on any Funding Date applicable thereto (or, if the Funding Date is the Closing Date, such earlier time as the Lender shall determine). Subject to the fulfillment of the conditions precedent set forth in Article V, the Lender shall make the proceeds of such amounts received by it available to the Borrower at the Lender's office in London, England, on such Funding Date (or as soon thereafter as is customarily practicable) and shall disburse such proceeds to the Disbursement Account referred to in the applicable Notice of Borrowing.

                                Credit Agreement

            (ii) Anything hereinabove to the contrary notwithstanding, if the Lender shall, not later than 2:00 p.m. (London time) one Business Day before the date of any requested Loan, notify the Borrower that the Lender is not satisfied that deposits in the relevant Optional Currency will be freely available to it in the relevant amount and, if applicable, for the relevant Interest Period, the right of the Borrower to request Loans in such Optional Currency shall be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist, and, at the option of the Borrower, the Loan to be made by the Lender (and any subsequent Loan to be made by the Lender in respect of which such Optional Currency shall have been requested during such period of suspension) shall be denominated in any other Available Currency requested on the same Business Day which is available, or in Pounds if no such currency has been requested or is available, and having a Interest Period coextensive with the Interest Period in effect in respect of all other Loans made on such Funding Date. The Lender shall, upon becoming aware that the circumstances causing any such suspension no longer apply, promptly so notify the Borrower, provided that the failure of the Lender to so notify the Borrower shall not impair the rights of the Lender under this Section 2.01(c)(ii) or expose the Lender to any liability.

            (d) Use of Proceeds. Proceeds of Loans shall be used (i) to repay or prepay Indebtedness to the Lender or (ii) except with respect to the initial loan hereunder, to provide for ongoing working capital needs in the ordinary course of the business of the Borrower and its Subsidiaries or for other lawful general corporate purposes not prohibited hereunder.

            (e) Termination Date. The Commitment shall terminate, and all outstanding Revolving Credit Obligations shall be due and payable, on the Termination Date.

            2.02. Evidence of Indebtedness. The Borrower hereby agrees to pay when due the principal amount of each Loan which is made to it (whether or not evidenced by a Note), and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms hereof and, to the extent evidenced thereby, of the Note. On the Closing Date, the Borrower shall execute and deliver to the Lender a Note substantially in the form of Exhibit C in a principal amount equal to the Lender's Commitment, evidencing the Loans made to the Borrower under the Multicurrency Facility. The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower resulting from each Loan made hereunder from time to time, including the amount of principal and interest payable and paid to the Lender from time to time hereunder and under the Note.

            2.03. Authorized Officers and Agents. On the Closing Date and from time to time thereafter, the Borrower shall deliver to the Lender an Officers' Certificate setting forth the names of the officers, employees and agents authorized to request Loans and containing a specimen signature of each such officer, employee or agent. The officers, employees and agents so authorized shall also be authorized to act for the Borrower in respect of all other matters relating to the Loan Documents. The Lender shall be entitled to rely conclusively on such officer's or employee's authority to request such Loan until the Lender receives written notice to the contrary. In addition, the Lender shall be entitled to rely conclusively on any written notice sent to it by telecopy. The Lender shall have no duty to verify the authenticity of the signature appearing on, or any telecopy or facsimile of, any written Notice of Borrowing or any other document, and, with respect to an oral request for such a Loan, the Lender shall have no duty to verify the identity of any person representing himself or herself as one of the officers, employees or agents authorized to make such request or otherwise to act

                                Credit Agreement
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                                       11


on behalf of the Borrower. The Lender shall not incur any liability to the Borrower or any other Person in acting upon any telecopy or facsimile or telephonic notice referred to above which the Lender reasonably believes to have been given by a duly authorized officer or other person authorized to act on behalf of the Borrower.

                                   ARTICLE III
                            PAYMENTS AND PREPAYMENTS

            3.01. Prepayments; Reductions in Commitment. (a) Voluntary Reductions of Commitment. The Borrower, upon at least five (5) Business Days' prior written notice to the Lender, shall have the right, from time to time, to terminate in whole or permanently reduce in part the Commitment, provided that the Borrower shall have made or caused to be made any payment required to be made pursuant to Section 3.01(b) after giving effect to such reduction. Any partial reduction of the Lender's Commitment shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount. Any notice of termination or reduction given to the Lender under this
Section 3.01(a) shall specify the date (which shall be a Business Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof. When notice of termination or reduction of the Commitment is delivered as provided herein, the principal amount of the Loans shall become due and payable on the date specified in such notice to the extent the Revolving Credit Obligations would exceed the Maximum Revolving Credit Amount after giving effect to such reduction. The payments in respect of reductions and terminations described in this Section 3.01(a) may be made without premium or penalty (except as provided in Section 4.02(f)).

            (b) Mandatory Prepayments of Loans. Immediately, if at any time the Revolving Credit Obligations are greater than the Maximum Revolving Credit Amount, the Borrower agrees to make a mandatory repayment of such Revolving Credit Obligations in an aggregate amount sufficient to reduce any such excess to zero, such amounts to be applied to the Obligations of the Borrower in accordance with Section 3.02.

            3.02. Payments. (a) Manner and Time of Payment. All payments of principal of and interest on the Loans and other Obligations (including, without limitation, expenses) which are payable to the Lender shall be made without condition or reservation of right, in immediately available funds, delivered to the Lender not later than 1:00 p.m. (London time) on the date and at the place due, to the applicable Payment Account. Thereafter payments in respect of any Loan received by the Lender shall be applied in accordance with the provisions of Section 3.02(b) on the date received, if received prior to 1:00 p.m. (London time), and on the next succeeding Business Day if received thereafter. All payments of principal of and interest on the Loans, shall be made upon at least two (2) Business Days' prior notice to the Lender.

            (b) Apportionment of Payments. (i) Except as set forth in Sections 3.01(a) and (b) and unless otherwise designated by the Borrower, (A) all principal payments made by the Borrower in respect of Loans shall be applied first, to repay outstanding Floating Rate Loans, and then to repay outstanding Fixed Rate Loans, with those Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods.

            (ii) After the occurrence and during the continuance of an Event of Default, the Lender may, and shall upon the acceleration of the Obligations pursuant to Section 8.02(a),

                                Credit Agreement
apply all payments in respect of any Obligations and all proceeds of Collateral to the Obligations in the following order (it being understood that the Lender shall have the right to convert, at a rate of exchange equal to the Spot Rate as of such conversion date and at the Borrower's expense, any of such payments or proceeds of Collateral into the currency in which such Obligations are denominated):

            (A) first, to pay Obligations in respect of any expense
                reimbursements or indemnities then due to the Lender;

            (B) second, to pay interest due in respect of the Loans;

            (C) third, to pay or prepay principal outstanding on Loans;

            (D) fourth, to the ratable payment of all other Obligations.

            (c) Payments on Non-Business Days. Whenever any payment to be made by the Borrower hereunder or under the Note is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day (or, as set forth in Section 4.02(b)(iii), the next preceding Business Day), and any such extension of time shall be included in the computation of the payment of interest hereunder.

            3.03. Taxes. (a) Payment of Taxes. Any and all payments by the Borrower hereunder or under the Note or other document evidencing any Obligations shall be made free and clear of and without reduction for any and all taxes, levies, imposts, deductions, charges, withholdings, and all stamp or documentary taxes, excise taxes, ad valorem taxes and other taxes imposed on the value of the Property, charges or levies which arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Loan Documents or the Commitment and all other liabilities with respect thereto excluding, in the case of the Lender, taxes imposed on its income, capital, profits or gains and franchise taxes imposed on it by (i) the United States, (ii) the Governmental Authority of any jurisdiction (or any political subdivision thereof) in which any Applicable Lending Office of the Lender is located, (iii) the Governmental Authority in which such Person is organized, managed and controlled or any political subdivision thereof or (iv) any political subdivision of the United States, unless such taxes are imposed solely as a result of the Lender's performance of any of the Loan Documents in such political subdivision and the Lender would not otherwise be subject to tax by such political subdivision (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any such Note or document to the Lender, (x) the sum payable to the Lender shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this Section 3.03) the Lender receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) the Borrower shall make such withholding or deductions, and (z) the Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) Indemnification. The Borrower agrees to indemnify the Lender against, and reimburse it on demand for, the full amount of all Taxes (including, without limitation, any Taxes imposed by any Governmental Authority on amounts payable under this Section

                                Credit Agreement

3.03 and any additional income or franchise taxes resulting therefrom) incurred or paid by the Lender or any of its Affiliates and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes were lawfully payable (other than any liability that results from the gross negligence or willful misconduct of the Lender, whether or not such Taxes were correctly or legally asserted by the relevant taxing authority or other governmental authority). A certificate as to any additional amount payable to any Person under this Section 3.03 submitted by it to the Borrower shall, absent manifest error, be final, conclusive and binding upon all parties hereto. The Lender agrees (i) within a reasonable time after receiving a written request from the Borrower, to provide the Borrower and the Lender with such certificates as are reasonably required, and (ii) take such other actions as are reasonably necessary to claim such exemptions as the Lender or the Affiliate may be entitled to claim in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this Section
3.03 in respect of any payments under this Agreement or under the Note. If the Lender receives a refund in respect of any Taxes for which the Lender has received payment from the Borrower hereunder, it shall promptly apply such refund (including any interest received by the Lender from the taxing authority with respect to the refund with respect to such Taxes) to the Obligations of the Borrower, net of all out-of-pocket expenses of the Lender; provided that the Borrower, upon the request of the Lender, agrees to reimburse such refund (plus penalties, interest or other charges) to the Lender in the event the Lender is required to repay such refund.

            (c) Receipts. Within thirty (30) days after the date of any payment of Taxes pursuant to this Section 3.03 by the Borrower or any of the Borrower's Subsidiaries, the Borrower will furnish to the Lender at its request, at its notice address in effect under Section 9.06, a copy of a receipt, if any, or other documentation reasonably satisfactory to the Lender, evidencing payment thereof. The Borrower shall furnish to the Lender, within thirty (30) days after the request of the Lender from time to time, an Officer's Certificate stating that all Taxes of which they are aware are due have been paid and that no additional Taxes of which it is aware are due.

            3.04. Increased Capital. If after the date hereof the Lender determines that (i) the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over the Lender or banks or financial institutions generally (whether or not having the force of law), compliance with which affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (ii) the amount of such capital is increased by or based upon the making or maintenance by the Lender of its Loans, or the existence of the Lender's obligation to make Loans, then, in any such case, upon written demand by the Lender, the Borrower agrees immediately to pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender or such corporation therefor. Such demand shall be accompanied by a reasonably detailed statement as to the amount of such compensation and include a summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, in the absence of manifest error.

                                Credit Agreement

                                   ARTICLE IV
                                    INTEREST

           4.01. Interest on the Loans and Other Obligations. (a) Rate of Interest. All Loans and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as otherwise provided in Section 4.01(d), as follows:

            (i) If a Floating Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Floating Rate applicable to the currency in which such Obligation is denominated in effect from time to time as interest accrues, plus (B) the Applicable Floating Rate Margin in effect from time to time;

            (ii) If a Fixed Rate Loan, at a rate per annum equal to the sum of
      (A) the Fixed Rate determined for the applicable Interest Period and the applicable currency, plus (B) the Applicable Fixed Rate Margin in effect from time to time during such Interest Period;

The applicable basis for determining the rate of interest on any Loan shall be initially determined in accordance with Section 2.01(b). The applicable basis for determining the rate of interest on such Loan shall be selected thereafter by the Borrower at the time a Notice of Continuation/Conversion is delivered by the Borrower to the Lender. Notwithstanding the foregoing, the Borrower may not select the Fixed Rate as the applicable basis for determining the rate of interest on such a Loan if (x) such Loan is to be made on the Closing Date or
(y) at the time of such selection an Event of Default or Default would occur or has occurred and is continuing. If on any day any Loan is outstanding with respect to which notice has not been timely delivered to the Lender in accordance with the terms hereof specifying the basis for determining the rate of interest on that day, then for that day interest on that Loan shall be determined by reference to the applicable Floating Rate.

            (b) Interest Payments. (i) Interest accrued on each Floating Rate Loan shall be payable in arrears in the currency in which such Loan is denominated (A) on the first Business Day of each calendar month for the preceding calendar month, commencing on the first such day following the making of such Floating Rate Loan, and (B) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Floating Rate Loan.

            (ii) Interest accrued on each Fixed Rate Loan shall be payable in arrears in the currency in which such Loan is denominated (A) on the last day of each Fixed Rate Interest Payment Date with respect to such Loan and (B) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Fixed Rate Loan.

            (iii) Interest accrued on the principal balance of all other Obligations shall be payable in arrears in the currency in which such Obligation is denominated (A) on the first Business Day of each month, commencing on the first such day following the incurrence of such Obligation and (B) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

                                Credit Agreement

            (c) Conversion or Continuation. (i) The Borrower shall have the option (A) to convert at any time all or any part of its outstanding Floating Rate Loans to Fixed Rate Loans denominated in the same Available Currency; (B) to convert all or any part of its outstanding Fixed Rate Loans having Interest Periods which expire on the same date to Floating Rate Loans denominated in the same currency on such expiration date; or (C) to continue all or any part of its outstanding Fixed Rate Loans having Interest Periods which expire on the same date as Fixed Rate Loans denominated in the same currency, and the succeeding Interest Period of such continued Loans shall commence on such expiration date; provided, however, no such outstanding Loan may be continued as, or be converted into, a Fixed Rate Loan (i) if the continuation of, or the conversion into, would violate any of the provisions of Section 4.02 or (ii) if an Event of Default or Default would occur or has occurred and is continuing. Any conversion into or continuation of Fixed Rate Loans under this Section 4.01(c) shall be in a minimum amount of $2,000,000 (or the Dollar Equivalent of $1,000,000 for Fixed Rate Loans denominated in an Optional Currency) and in integral Dollar Equivalent multiples of $1,000,000 (or approximately similar intervals in Optional Currencies) in excess of that amount.

            (ii) To convert or continue a Loan under Section 4.01(c)(i), the Borrower shall deliver a Notice of Continuation/Conversion to the Lender no later than 12:00 noon (London time) at least two (2) Business Days in advance of the proposed continuation/conversion date. Any Notice of Continuation/Conversion for conversion to, or continuation of, a Loan shall be irrevocable, and the Borrower shall be bound to convert or continue in accordance therewith.

            (d) Default Interest. Notwithstanding the rates of interest specified in Section 4.01(a) or elsewhere herein, and to the extent permitted by applicable law, effective immediately upon the occurrence of any Event of Default and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and of all other Obligations shall bear interest at a rate which is two percent (2.0%) per annum in excess of the rate of interest applicable to such Loans and Obligations from time to time.

            (e) Computation of Interest. Interest on all Obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded.

            (f) Changes; Legal Restrictions. If after the date hereof the Lender determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over the Lender or over banks or financial institutions generally (whether or not having the force of law), compliance with which, in each case after the date hereof:

            (i) subjects the Lender (or its Applicable Lending Office) to charges (other than Taxes) of any kind which is applicable to the Commitment of the Lender to make Fixed Rate Loans; or

            (ii) imposes, modifies or holds applicable, any reserve (other than reserves taken into account in calculating any Fixed Rate), special deposit,

                                Credit Agreement
      compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, commitments made or other credit extended by, or any other acquisition of funds by, the Lender or any Applicable Lending Office or Fixed Rate Affiliate of the Lender;

and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining the Loans or its Commitment or to reduce any amount receivable thereunder; then, in any such case, upon written demand by the Lender, the Borrower agrees promptly to pay to the Lender, from time to time as specified by the Lender, such amount or amounts as may be necessary to compensate the Lender or its Fixed Rate Affiliate for any such additional cost incurred or reduced amount received. Such demand shall be accompanied by a statement as to the amount of such compensation and include a reasonably detailed summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

            (g) Confirmation of Fixed Rate. Upon the reasonable request of the Borrower from time to time, the Lender shall promptly provide to the Borrower such information with respect to the applicable Fixed Rate as may be so requested.

            4.02. Special Provisions Governing Fixed Rate Loans. With respect to Fixed Rate Loans:

            (a) Amount of Advance. Each Fixed Rate Loan shall be for a minimum amount of $2,000,000 (or the Dollar Equivalent of $1,000,000 for Fixed Rate Loans denominated in an Optional Currency) and in integral $1,000,000 (or approximately similar intervals in Optional Currencies) in excess of that amount.

            (b) Determination of Interest Period. By giving notice as set forth in Section 2.01(b) (with respect to a new Loan) or Section 4.01(c) (with respect to a conversion into or continuation of a Fixed Rate Loan), the Borrower shall have the option, subject to the other provisions of this
      Section 4.02, to select an interest period (each, an "Interest Period") to apply to the Loans described in such notice, subject to the following provisions:

                  (i) The Borrower may only select, as to a particular Fixed
            Rate Loan, an Interest Period of either one (1), two (2), three (3) or, to the extent consented to by the Lender, six (6) months in duration;

                  (ii) In the case of immediately successive Interest Periods applicable to a Fixed Rate Loan, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there shall be no succeeding Business Day in such calendar month, such Interest Period shall expire on the immediately preceding Business Day;

                                Credit Agreement

                  (iv) The Borrower may not select an Interest Period as to any
            Loan if such Interest Period terminates later than the Termination Date;

                  (v) There shall be no more than ten (10) Interest Periods in the aggregate for Fixed Rate Loans denominated in Optional Currencies in effect at any one time; and

                  (vi) No Fixed Rate Loan may be borrowed on the Closing Date, and no Notice of Continuation/Conversion may be delivered prior to the Closing Date.

            (c) Determination of Interest Rate. As soon as practicable on the applicable Fixed Rate Determination Date, the Lender shall determine (pursuant to the procedures set forth in the definition of "Fixed Rate") the interest rate which shall apply to Fixed Rate Loans for which an interest rate is then being determined for the applicable Interest Period and currency and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower. The Lender's determination shall be presumed to be correct, absent manifest error, and shall be binding upon the Borrower.

            (d) Interest Rate Unascertainable, Inadequate or Unfair. In the event that on the Fixed Rate Determination Date with respect to any Fixed Rate Loan in the relevant currency:

                  (i) the Lender determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the applicable Fixed Rate for the applicable Available Currency then being determined is to be fixed;

                  (ii) the Lender determines that deposits in such currency and in the principal amount of the Fixed Rate Loan are not generally available in the London interbank market for a period equal to such Interest Period; or

                  (iii) the Lender advises the Borrower that the applicable
            Fixed Rate for the applicable Available Currency, as determined by the Lender, after taking into account the adjustments for reserves and increased costs provided for in Section 4.01(f), will not adequately and fairly reflect the cost to the Lender of funding the relevant Fixed Rate Loans in the currency in which such Loans are denominated;

      then (until the Lender notifies the Borrower that the circumstances giving rise to such suspension no longer exist) the right of the Borrower to elect to have Loans bear interest based upon the Fixed Rate in such currency shall be suspended and each outstanding Fixed Rate Loan which is denominated in the affected currency shall be converted into a Floating Rate Loan denominated in such currency on the last day of the then current Interest Period therefor, and any Notice of Borrowing with respect to Loans denominated in such currency for which Loans have not then been made shall be deemed to be a request for Floating Rate Loans in such currency, notwithstanding any prior election by the Borrower to the contrary.

                                Credit Agreement

            (e) Illegality. (i) If at any time the Lender determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Fixed Rate Loan in any currency has become unlawful or impermissible by compliance by the Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, the Lender may give notice of that determination, in writing, to the Borrower.

            (ii) When notice is given by the Lender under Section 4.02(e)(i),
      (A) the Borrower's right to request from the Lender and the Lender's obligation, if any, to make Fixed Rate Loans in such currency shall be immediately suspended, and the Lender shall make a Floating Rate Loan in such currency and (B) if the affected Fixed Rate Loan or Loans are then outstanding, the Borrower shall immediately, or if not permitted by applicable law to do so immediately, then by no later than the date it is permitted to do so in accordance with applicable law, upon at least one
      (1) Business Day's prior written notice to the Lender, convert each such Loan into a Floating Rate Loan.

            (iii) If at any time after the Lender gives notice under Section 4.02(e)(i) in respect of a Fixed Rate Loan in any currency the Lender determines that it may lawfully make Fixed Rate Loans in such currency, the Lender shall promptly give notice of that determination, in writing, to the Borrower. The Borrower's right to request, and the Lender's obligation to make Fixed Rate Loans shall thereupon be restored.

            (f) Compensation. In addition to all amounts required to be paid by the Borrower pursuant to Section 4.01, the Borrower agrees to compensate the Lender, upon demand, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain the Lender's Fixed Rate Loans made to the Borrower but excluding any loss of the Applicable Fixed Rate Margin on the relevant Loans) which the Lender may sustain (i) if for any reason the making of, conversion into or continuation of such Fixed Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Continuation/Conversion given by the Borrower or a successive Interest Period does not commence after notice therefor is given pursuant to Section 4.01(c), including, without limitation, pursuant to Section 4.02(d), (ii) if for any reason any Fixed Rate Loan made to the Borrower is prepaid (including, without limitation, mandatorily pursuant to Section 3.01) on a date which is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of such Fixed Rate Loan to a Floating Rate Loan as a result of any of the events indicated in
      Section 4.02(d) or (e) or Section 8.03 or (iv) as a consequence of any failure by the Borrower to repay Fixed Rate Loans when required by the terms hereof. The Lender shall deliver to the Borrower concurrently with such demand a written statement in reasonable detail as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to the Lender, absent manifest error.

            (g) Booking of Fixed Rate Loans. The Lender may make, carry or transfer

                                Credit Agreement

      Fixed Rate Loans at, to or for the account of its Applicable Lending Office or Fixed Rate Affiliate or its other offices or Affiliates. The Lender shall not be entitled, however, to receive any greater amount under Sections 3.03, 3.04, 4.01(f) or 4.02(f) as a result of the transfer of any such Fixed Rate Loan to any office (other than such Applicable Lending Office) or any Affiliate (other than such Fixed Rate Affiliate) than the Lender would have been entitled to receive immediately prior thereto, unless, the Lender provides reasonably satisfactory evidence to the Borrower that (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (ii) such claim in the relevant amount would have arisen even if such transfer had not occurred.

            (h) Affiliates Not Obligated. No Fixed Rate Affiliate or other Affiliate of the Lender shall be deemed a party hereto or shall have any liability or obligation hereunder.

            4.03. Fees. No fees are payable in respect of the Loan Documents except as expressly provided in that certain fee letter dated August 23, 1996 addressed to H. Muehlstein & Co. Inc. from Citicorp North America, Inc.

                                    ARTICLE V
                               CONDITIONS TO LOANS

            5.01. Conditions Precedent to the Initial Loan. The obligation of the Lender to make a Loan on the Closing Date is subject to the satisfaction of the following conditions precedent before or concurrently with the making of such Loan:

            (a) There shall exist no action, suit, investigation, litigation or proceeding affecting either Loan Party or any of their respective Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) is reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby.

            (b) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lender that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

            (c) The Borrower shall have paid all expenses of the Lender (including the invoiced reasonable fees and expenses of counsel to the Lender).

            (d) The Lender shall have received on or before the Closing Date the following, each dated such day, in form and substance satisfactory to the
      Lender:

                  (i) The Note to the order of the Lender.

                  (ii) Certified copies of the resolutions of the Board of
            Directors of

                                Credit Agreement
            each Loan Party approving this Agreement, the Note, each other Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Note and each other Loan Document.

                  (iii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement, the Note, each other Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                  (iv) A guaranty in substantially the form of Exhibit D (as amended, supplemented or modified from time to time in accordance with its terms, the "Guaranty"), duly executed by the Guarantor.

                  (v) A pledge agreement in substantially the form of Exhibit E
            (as amended, supplemented or modified from time to time in accordance with its terms, the "Pledge Agreement"), duly executed by the Guarantor, together with:

                        (A) the Series 1996-2 Certificate referred to therein
                  registered in the name of such nominee as the Lender shall specify,

                        (B) executed financing statements in proper form to be
                  filed under the Uniform Commercial Code of the State of Connecticut covering the Collateral described in the Pledge Agreement, and

                        (C) evidence that all other action that the Lender may
                  deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Pledge Agreement has been taken.

                  (vi) A favorable opinion of McDermott, Will & Emery, counsel for the Loan Parties, in form and substance satisfactory to the Lender.

                  (vii) A favorable opinion of Shearman & Sterling, counsel for the Administrative Agent, in form and substance satisfactory to the Lender.

            SECTION 5.02. Conditions Precedent to Each Loan. The obligation of the Lender to make a Loan (including the initial Loan) shall be subject to the further conditions precedent on the date of such Loan (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Loan shall constitute a representation and warranty by the Borrower that on the date of such Loan such statements are true):

            (i) the representations and warranties contained in Section 6.01 of this Agreement and in each other Loan Document are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

            (ii) no event has occurred and is continuing, or would result from such Loan

                                Credit Agreement
      or from the application of the proceeds therefrom, that constitutes a Default; and

(b) the Lender shall have received such other approvals, opinions or documents as it may reasonably request.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

            SECTION 6.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

            (a) Due Organization, Etc. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

            (b) Due Authorization and Execution, Etc. The execution, delivery and performance by each Loan Party of this Agreement, the Note, and each other Loan Document to which it is or is to be a party and the consummation of the transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Loan Party's charter or by-laws or (ii) any law, regulation (including, without limitation, Regulation U or X of the Board of Governors of the Federal Reserve System) or any contractual or legal restriction binding on or affecting any Loan Party.

            (c) Government Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by either Loan Party to this Agreement, the Note or any other Loan Document to which it is or is to be a party, except for those authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

            (d) Due Execution and Delivery; Legal, Valid and Binding Nature. This Agreement has been, and the Note and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party thereto. This Agreement is, and the Note and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto enforceable against each such Loan Party in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws affecting the enforcement of creditor's rights generally and to general principles of equity (whether considered in a proceeding in equity or law).

            (e) Absence of Litigation; Litigation Description. There is no pending or, to the knowledge of any Loan Party, threatened action, suit, investigation, litigation or proceeding, including, without limitation, under any Environmental, Health or Safety Requirements of Law, affecting any Loan Party before any court, governmental agency or arbitrator that purports to affect the legality, validity or enforceability of this Agreement, the Note or any other Loan Document or the consummation of the transactions contemplated hereby.

                                Credit Agreement

                                   ARTICLE VII
                            COVENANTS OF THE BORROWER

            SECTION 7.01. Affirmative Covenants. So long as any Loan shall remain unpaid or the Lender shall have any Commitment hereunder, the Borrower will:

            (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental, Health or Safety Requirements of Law, except where the failure to do so would not have or be reasonably likely to have a Material Adverse Effect.

            (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all material lawful claims that, if unpaid, might by law become a Lien upon its property other than such Liens on Property the fair market value of which in the aggregate is less than $100,000; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

            (c) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 7.02(a) and may fail to maintain any such right or franchise where the failure to do so would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect.

            (d) Visitation Rights. At any reasonable time and from time to time, permit the Lender or any authorized agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants, in each case upon reasonable notice and at such times during normal business hours, as often as may be reasonably requested.

            (e) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which in all material respects full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

            (f) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its material properties that are used or useful in the conduct of its business in good working order and condition, ordinary

                                Credit Agreement
      wear and tear excepted; provided, however, that nothing in this Section shall prevent the Borrower or any such Subsidiary from discontinuing the operation or maintenance of any such Property if discontinuance is, in the judgment of the Borrower, necessary or appropriate in the conduct of its business or the business of any of its Subsidiaries and not disadvantageous to the Lender.

            (g) Reporting Requirements. Furnish to the Lender:

                  (i) as soon as possible and in any event within five Business
            Days after the occurrence of each Default continuing on the date of such statement, a statement of a Responsible Person setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                  (ii) as soon as possible and in any event within ten Business
            Days after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator materially affecting either Loan Party or any of its Subsidiaries of the type described in Section 6.01(3); and

                  (iii) such other information respecting either Loan Party or any of its Subsidiaries as the Lender may from time to time reasonably request.

            (h) Adjusted Net Assets of Guarantor. Cause the Guarantor to maintain at all times Adjusted Net Assets (as defined in the Guaranty) of not less than 102% of the Series 1996-2 Invested Amount (as defined in the Series 1996-2 Supplement).

            (i) Additional Special Purpose Covenants. The Borrower will conduct, and will cause each of its Subsidiaries to conduct, its affairs in a manner at all times consistent with the assumptions applicable to it set forth in Parts III through VI, inclusive, of the opinion letter of Messrs. McDermitt, Will & Emery delivered pursuant to Section 5.01(d)(vi) of this Agreement; provided that any references therein to any agreements shall refer to such agreement as amended, restated, refinanced, supplemented or otherwise modified from time to time.

            SECTION 7.02. Negative Covenants. So long as any Loan shall remain unpaid or the Lender shall have any Commitment hereunder, the Borrower will not:

            (a) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so, except that any Subsidiary of the Borrower that is not a Loan Party may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of the Borrower, and except that any Subsidiary of the Borrower that is not a Loan Party may merge into or dispose of assets to the Borrower and the Borrower may merge with any other Person so long as the Borrower is the surviving corporation, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

            (b) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of the business as carried on at the Closing Date.

                                Credit Agreement

                                  ARTICLE VIII
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

            8.01. Events of Default. Each of the following occurrences shall constitute an Event of Default hereunder:

            (a) Failure to Make Payments When Due. (i) The Borrower shall fail to pay when due any principal or interest on the Loans payable hereunder or (ii) any Loan Party shall fail to pay any other Obligation, and if such non-payment relates to Obligations other than interest or principal, such non-payment continues for a period of five (5) Business Days after the due date thereof.

            (b) Breach of Certain Covenants. The Borrower shall fail to perform or observe duly and punctually any agreement, covenant or obligation under
      Section 7.01(c), (g)(i) or (g)(ii) or Section 7.02.

            (c) Breach of Representation or Warranty. Any representation or warranty made or deemed made by any Loan Party to the Lender herein or in any other Loan Document or in any certificate at any time given by any such Person pursuant to any Loan Document shall be false or misleading in any material respect on the date made (or deemed made).

            (d) Other Defaults. Any Loan Party shall default in the performance of or compliance with any term contained herein (other than as covered by paragraph (a), (b) or (c) of this Section 8.01), or any Loan Party shall default in the performance of or compliance with any term contained in any other Loan Document, and such default shall continue for thirty (30) days after the occurrence thereof.

            (e) Acceleration under Syndicated Credit Agreement. Any event shall occur or condition shall exist under the Syndicated Credit Agreement and shall continue after the applicable grace period, if any, specified therein, if the effect of such event or condition is to accelerate the maturity of Indebtedness under the Syndicated Credit Agreement, or such Indebtedness shall be declared to be due and payable prior to the stated maturity thereof.

            (f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) An involuntary case, proceeding or other action shall be commenced against any Loan Party (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have any order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, receiver-manager, liquidator, sequestrator, administrator, custodian or similar official for it or of all or any substantial part of its assets which case, proceeding or other action results in entry of an order for relief or any such adjudication or appointment or (C) remains undismissed, undischarged or unbonded for period of sixty (60) days; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of any Loan Party in an involuntary

                                Credit Agreement
      case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

            (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, receiver-manager, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party or over all or a substantial part of the Property of any Loan Party shall be entered; or an interim receiver, trustee or other custodian of any Loan Party or of all or a substantial part of the property of any Loan Party shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the Property of any Loan Party shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

            (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. Any Loan Party shall (i) commence any voluntary case, proceeding or other action
      (A) under any existing or future law or any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have any order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, receiver-manager, liquidator, sequestrator, administrator, custodian or similar official for it or for all or any substantial part of its assets, or (ii) shall consent to the entry of an order for relief in an involuntary case, or to the conversion of a voluntary case, under any such law, or (iii) shall consent to the appointment of or taking possession by a receiver, receiver-manager, liquidator, sequestrator, trustee or other custodian or other officer for all or a substantial part of its property; or (iv) any Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make any general assignment for the benefit of creditors; or (v) any Loan Party shall take any other action to authorize any of the actions set forth in this paragraph (g).

            (h) Loan Documents; Failure of Security. At any time, for any reason, (i) any Loan Document ceases to be in full force and effect (except in accordance with its terms) or any Loan Party party thereto seeks to repudiate its obligations thereunder and the Liens intended to be created thereby are, or any Loan Party seeks to render such Liens, invalid or unperfected, or (ii) Liens in favor of the Lender contemplated by the Loan Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Liens shall be subordinated or shall not have the priority contemplated hereby or by the other Loan Documents.

            (i) Change of Control. Muehlstein Holding Corporation, a Delaware corporation, shall cease to retain beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of 100% of the voting stock of each Loan Party.

            8.02. Rights and Remedies; Acceleration and Termination. Upon the occurrence of any Event of Default described in Section 11.01(f) or 11.01(g), the Commitment shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations shall automatically become immediately due and

                                Credit Agreement
payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower; and upon the occurrence and during the continuance of any other Event of Default, the Lender may, by written notice to the Borrower, (i) declare that all or any portion of the Commitment is terminated, whereupon the Commitment and the obligation of the Lender to make any Loan hereunder shall immediately terminate, and/or (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower.

            8.03. Rights and Remedies; Conversion of Currencies. If an Event of Default shall have occurred and be continuing for two Business Days or more, the Lender may by notice to the Borrower (which notice shall be sent by both facsimile and courier and, if so sent, shall become effective when sent) convert the applicable currency of all Obligations of the Loan Parties into Dollars at the Dollar Equivalent of each respective Available Currency on the date on which such notice is given, which Obligations shall thereupon without further action become Obligations denominated in Dollars at such Dollar Equivalent and shall become Floating Rate Loans; provided, however, that the Lender agrees not to make such conversion so long as either (i) the Revolving Credit Availability, as calculated on a daily basis (including a daily mark to market of the Revolving Credit Obligations based on the most current Spot Rates then applicable) is equal to or greater than $500,000 or (ii) the Borrower shall have entered into, and shall maintain in effect, one or more foreign currency hedging arrangements, each in form and substance satisfactory to the Lender, that protect the Lender from all foreign currency risks arising from its funding in Dollars each Loan it has made in another currency.

                                   ARTICLE IX
                                  MISCELLANEOUS

            9.01. Assignments. (a) Assignments. No assignments or participations of the Lender's rights or obligations hereunder shall be made except in accordance with this Section 9.01.

            (b) Limitations on Assignments. The Lender shall not assign any of its rights or obligations hereunder.

            (c) Lender's Creation of Security Interests. Notwithstanding any other provision set forth herein, the Lender may at any time create a security interest in all or any portion of its rights hereunder (including, without limitation, Obligations owing to it and the Note held by it) in favor of any Federal Reserve bank in accordance with Regulation A; provided, however, such assignment shall not release the Lender from any of its obligations hereunder.

            (d) Participations. The Lender may sell participations to one or more other financial institutions in or to all or a portion of its rights and obligations under and in respect of any and all facilities hereunder (including, without limitation, all or a portion of any or all of its Commitment hereunder and the Loans owing to it); provided, however, that (i) the

                                Credit Agreement

Lender's obligations hereunder (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations hereunder and (iv) such participant's rights to agree or to restrict the Lender's ability to agree to the modification, waiver or release of any of the terms of the Loan Documents or to the release of any Collateral covered by the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Subsidiaries or Affiliates, or to exercise or refrain from exercising any powers or rights which the Lender may have under or in respect of the Loan Documents or any Collateral, shall be limited to the right to consent to (A) reduction of the principal of, or rate or amount of interest on the Loans(s) subject to such participation (other than by the payment or prepayment thereof), (B) postponement of any scheduled date for any payment of principal of, or interest on, the Loan(s) subject to such participation (except with respect to any modifications of the applicable provisions relating to the prepayments of Loans and other Obligations) and (C) release of any guarantor of the Obligations or all or any substantial portion of the Collateral. No holder of a participation in all or any part of the Loans shall be a "Lender" or a "Holder" for any purposes hereunder by reason of such participation; provided, however, that each holder of a participation shall have the rights and obligations of the Lender (including any right to receive payment) under Sections 3.03, 3.04, 4.01(f), 4.02(d), 4.02(f), 9.02 and 9.04; provided, however, that all requests for any payments pursuant to such Sections shall be made by a participant through the Lender. The right of each holder of a participation to receive payment under Sections 3.03, 3.04, 4.01(f), 4.02(d), 4.02(f), 9.02 and 9.04 shall be limited to the lesser of (i) the amounts actually incurred by such holder for which payment is provided under said Sections and (ii) the amounts that would have been payable under said Sections by the Borrower to the Lender in respect of the participated interest to such holder had such participation not been granted.

            (e) Payment to Participants. Anything herein to the contrary notwithstanding, in the case of any participation, all amounts payable by the Borrower under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.

                                Credit Agreement

            9.02. Expenses. (a) Generally. The Borrower agrees upon demand to pay, or reimburse the Lender for all of the Lender's reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Lender's counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents), incurred by the Lender in connection with (A) the Lender's audit and investigation of the Loan Parties in connection with the preparation, negotiation, and execution of the Loan Documents and the Lender's periodic audits of the Loan Parties; (B) the preparation, negotiation, execution and interpretation hereof (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article V), the other Loan Documents and the making of the Loans hereunder; (C) the creation, perfection or protection of the Liens under the Loan Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions); (D) the ongoing administration hereof and of the Loans, including consultation with attorneys in connection therewith and with respect to the Lender's rights and responsibilities hereunder and under the other Loan Documents; (E) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (F) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, this Agreement or any of the other Loan Documents; (G) the response to, and preparation for, any subpoena or request for document production with which the Lender is served or deposition or other proceeding in which the Lender is called to testify, in each case, relating in any way to the Obligations, any Loan Party, this Agreement or any of the other Loan Documents; and (H) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.

            (b) After Default. The Borrower further agrees to pay or reimburse the Lender, within five (5) Business Days after such Person's informing the Borrower thereof in writing accompanied by a copy of a related invoice or similar statement in reasonable detail and reasonably detailed supporting information with respect thereto, for all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by the Lender (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of any Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations or any Loan Party and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.

            9.03. Indemnity. The Borrower further agrees to defend, protect, indemnify, and hold harmless the Lender and each of its Affiliates, and each of the Lender's or such Affiliate's respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article V) (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without

                                Credit Agreement
limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of or in connection with (a) this Agreement, the other Loan Documents or any act, event or transaction related or attendant thereto, whether or not any such Indemnitee is a party thereto and whether or not such transactions are consummated, the making of the Loans, the management of such Loans, the use or intended use of the proceeds of the Loans hereunder, or any of the other transactions contemplated hereunder, or (b) any liabilities and costs under Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of any Loan Party or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of any Loan Party, the presence of asbestos-containing materials or suspected asbestos-containing materials at any respective property of any Loan Party or the Release or threatened Release of any Contaminant into the environment (collectively, the "Indemnified Matters"); provided, however, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters resulting from the willful misconduct or gross negligence of such Indemnitee, as determined in a judgment by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

            9.04. Setoff. In addition to any Liens granted under the Loan Documents and any rights now or hereafter granted under applicable law, upon the occurrence and during the continuance of any Event of Default, the Lender and any Affiliate of the Lender is hereby authorized by the Borrower at any time or from time to time, without notice to any Person (any such notice being hereby expressly waived) to combine accounts or to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held or owing by the Lender or any of its Affiliates to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower to the Lender or any of its Affiliates, including, but not limited to, all Loans and all claims of any nature or description arising out of or in con nection herewith, irrespective of whether or not (i) the Lender shall have made any demand hereunder or (ii) the Lender shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Article VIII and even though such Obligations may be contingent or unmatured. The Lender shall give the Borrower notice of any action taken pursuant to this Section 9.04 promptly upon the occurrence thereof provided that any failure to do so shall not limit any right of the Lender to take such action.

            9.05. Amendments and Waivers. Unless otherwise provided herein, no amendment or modification of any provision hereof shall be effective without the written agreement of the Lender and the Borrower, and no termination or waiver of any provision hereof, or consent to any departure by the Borrower therefrom, shall be effective without the written concurrence of the Lender, which the Lender shall have the right to grant or withhold in its sole discretion.

            9.06. Notices. (a) Unless otherwise specifically provided herein, any notice, consent or other communication herein required or permitted to be given shall be in writing

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                                       30


and may be personally served, telecopied, or sent by courier service or the United States mails and shall be deemed to have been given (i) ten (10) days following deposit in the United States mails, with proper postage prepaid, (ii) upon delivery thereof to a reputable overnight courier service, with delivery charges prepaid, (iii) when delivered in person or (iv) upon confirmation of receipt of a telecopy. Notices to the Lender pursuant to Article II, III or IV shall not be effective until received by the Lender. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 9.06) shall be as set forth below each party's name on the signature pages hereof or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties hereto.

            (b) The Borrower agrees to indemnify and hold harmless each Indemnitee from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, reasonable fees and disbursements of counsel to any such Indemnitee) which may be imposed on, incurred by or asserted against any such Indemnitee in any manner relating to or arising out of any action taken or omitted by such Indemnitee in good faith in reliance on any notice or other written communication in the form of a telecopy or facsimile purporting to be from the Borrower; provided that the Borrower shall not have any obligation under this Section 9.06(b) to an Indemnitee with respect to any indemnified matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction.

            9.07. Survival of Warranties and Agreements. All representations and warranties made herein and all obligations of the Borrower in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery hereof and of the other Loan Documents, the making and repayment of the Loans and the termination of the Commitment hereunder and shall not be limited in any way by the passage of time or occurrence of any event and shall expressly cover time periods when the Lender may have come into possession or control of any of any Loan Party's property.

            9.08. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of the Lender in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

            9.09. Marshalling; Payments Set Aside. The Lender shall not be under any obligation to marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Lender or the Lender receives payment from the proceeds of the Collateral or exercise its of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                                Credit Agreement

            9.10. Severability. In case any provision in or obligation hereunder or under the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            9.11. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof or be given any substantive effect.

            9.12. Governing Law. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

            9.13. Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lender. The rights hereunder and the interest herein of the Borrower may not be assigned without the written consent of the Lender. Any attempted assignment without such written consent shall be void.

            9.14. Counterparts; Effectiveness; Inconsistencies. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective against the Borrower and the Lender on the date hereof. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions hereof are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

            9.15. Confidentiality. The Lender shall hold all nonpublic information obtained pursuant to the requirements hereof and identified as such by the Borrower in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a bona fide offeree or participant in connection with the contemplated participation, or as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process, or to its accountants, lawyers and other advisors who shall be informed of the confidential nature of such information, and shall require any such offeree or participant to agree (and require any of its offerees, assignees or participants to agree) to comply with this Section 9.15. In no event shall the Lender be obligated or required to return any materials furnished by the Borrower; provided, however, each offeree shall be required to agree that if it does not become a participant it shall return all materials furnished to it by the Borrower in connection herewith. In the event the Lender is requested or required by law to disclose any of such information, the Lender agrees to will provide the Borrower with prompt notice thereof; provided, however, the Lender may, without restriction hereunder, including the providing of such notice, provide any and all of such information to any of the agencies or other governmental entities which regularly regulate its ability to engage in any of its businesses under state or federal law.

            9.16. Judgment Currency. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Note in any currency to another currency the parties hereto agree, to the fullest extent that they may effectively do so,

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
that the rate of exchange used shall be the Spot Rate on the 2nd Business Day preceding that on which judgment is given.

            (b) The obligation of the Borrower in respect of any sum due in the original currency from it to the Lender hereunder or under the Note shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be so due in such other currency the Lender may in accordance with normal banking procedures purchase the original currency with such other currency; if the amount of the original currency so purchased is less than the sum originally due to the Lender in the original currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Lender against such loss, and if the amount of the original currency so purchased exceeds the sum originally due to the Lender in the original currency, the Lender agrees to remit to the Borrower such excess.

            9.17. Entire Agreement. This Agreement, taken together with all of the other Loan Documents embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

            9.18. Intercreditor Agreement. The Lender and each holder of the Note, by accepting the benefits of the Loan Documents, hereby consents to the terms of the Intercreditor Agreement and agrees to be bound by the terms thereof.

            9.19. Certain Consents and Waivers. (a) Personal Jurisdiction. (i) Each of the Lender and the Borrower irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court sitting in New York, New York, and any court having jurisdiction over appeals of matters heard in such courts, in any action or proceeding arising out of, connected with, related to or incidental to the relationship established among them in connection with this agreement or the other loan documents, whether arising in contract, tort, equity or otherwise, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court or, to the extent permitted by law, in such federal court. Each of the Lender and the Borrower agrees that a final non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Borrower waives in all disputes any objection that it may have to the location of the court considering the dispute.

            (ii) The Borrower agrees that the Lender shall have the right to proceed against such Person or its property in a court in any location to enable the Lender to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order entered in favor of the Lender. The Borrower waives any objection that it may have to the location of the court in which the Lender may commence a proceeding described in this Section.

            (b) Service of Process. The Borrower irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Process Agent or the Borrower's notice address specified pursuant to Section 9.06, such service to become effective five (5) days after such mailing. The Borrower irrevocably waives any objection (including,

                                Credit Agreement
without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens) which it may now or hereafter have to the bringing of any such action or proceeding with respect to this Agreement or any other Loan Document in any jurisdiction set forth above. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Lender to bring proceedings against the Borrower in the courts of any other jurisdiction.

                                Credit Agreement

            (c) Waiver of Jury Trial. Each of the Lender and the Borrower waives any right to trial by jury in any dispute, whether sounding in contract, tort, or otherwise, between the Lender or the Borrower arising out of or related to the transactions contemplated by this Agreement or any other Loan Document. Any such person may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

            IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.


                          PEGASUS POLYMERS INTERNATIONAL INC.


                          By:________________________________
                             Name:
                             Title:


                          Notice Address:
                          c/o H. Muehlstein & Co., Inc.
                          800 Connecticut Avenue
                          Norwalk, Connecticut  06856
                          Attention:  Ronald J. Restivo
                                      Chief Financial Officer
                          Telecopier No.:  (203) 855-6293
                          Confirmation No.:  (203) 855-6164

                                Credit Agreement

                          CITIBANK, N.A.


                          By:________________________________
                             Name:
                             Title:

                          Notice Address:
                          c/o Citicorp USA, Inc.
                          399 Park Avenue
                          6th Floor
                          New York, New York  10043
                          Attention:  Keith R. Karako
                          Telecopier No.:  (212) 793-1290
                          Confirmation No.:  (212) 559-3149

                          Applicable Lending Office:

                          Citibank, N.A.
                          Structured Finance Department
                          5th Floor
                          Cottons Centre
                          Hays Lane
                          London SE1 2QT England
                          Attention:  Phillip Smith/Mary Lutton
                          Telecopier No.:  011-441-71-234-2398
                          Confirmation No.:  011-441-71-234-2391 or -2392

                                Credit Agreement